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             [SHER GARNER CAHILL RICHTER LETTERHEAD APPEARS HERE]


                                 June 28, 2000


Pride International, Inc.
5847 San Felipe
Suite 3300
Houston, Texas   77057

     RE:  Reservation and Offering of 6,000,000 Shares of Common Stock,
          No Par Value, of Pride International, Inc. pursuant to Direct Stock Purchase Plan

Gentlemen:

     We are acting as special Louisiana counsel to Pride International, Inc., a Louisiana corporation (the "Company"). We have been asked to render certain opinions in connection with the Registration Statement (the "Registration Statement") on Form S-3 to be filed by the Company on or about June 28, 2000 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the Company's no par value Common Stock (together with the preferred share purchase rights that trade with such common stock, the "Common Stock"). As set forth in the Registration Statement, certain legal matters involving Louisiana law are being passed upon by us for the Company. The Registration Statement relates to the offering of 6,000,000 shares of Common Stock (the "Shares") to be sold by the Company. The Shares will be issued and sold pursuant to the Pride International, Inc. Direct Stock Purchase Plan set forth in the Registration Statement (the "Plan"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Registration Statement or the Plan, as appropriate.

     We do not represent the Company on a general or regular basis and, accordingly, have no detailed information concerning its business or operations. In our capacity as special Louisiana counsel to the Company in connection with this opinion (the "Opinion"), we have reviewed the
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June 28, 2000
Page 2


following documents: (i) a copy of the Amended and Restated Articles of Incorporation of the Company, as amended, certified by the Corporate Secretary and the Louisiana Secretary of State (the "Articles of Incorporation"); (ii) a copy of the Bylaws of the Company, as amended, certified by the Corporate Secretary (the "Bylaws"); (iii) an original Certificate of Good Standing for the Company from the Louisiana Secretary of State dated June 2, 2000; (iv) the Registration Statement; (v) the Plan; (vi) resolutions of the Board of Directors (or appropriate committee thereof) of the Company, certified by the Corporate Secretary (the "Resolutions"); and (vii) such other documents as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates, without undertaking to verify the same by independent investigation.

     For purposes of this Opinion, we have assumed, with your permission and without independent investigation, the following:

     (i) the genuineness of all signatures on all documents and certificates referred to herein or relied upon by us, and the conformity to original documents of documents submitted to us as conformed, certified, or photostatic copies;

    (ii) the accuracy of all statements of fact set forth in the Registration Statement;

   (iii) that the Company has not (i) declared or issued a stock dividend or stock split; OR (ii) issued stock rights, options or warrants to holders of the Common Stock, except as described in the Rights Agreement entered into by the Company and American Stock Transfer & Trust Company, as Rights Agent, on September 9, 1998 and the Amendment to the Articles of Incorporation of the Company dated September 14, 1998;

    (iv) upon the effectiveness of the Registration Statement, the Company will comply with the terms and conditions of the Plan and the Plan will remain in effect and will not be rescinded, modified, or otherwise amended; and

     (v) upon any purchase of the Shares pursuant to the Plan, the Company will issue stock certificates, valid in form and properly executed.
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June 28, 2000
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     We have made no investigation or inquiry to determine the accuracy of the foregoing assumptions and are not responsible for the effect of the inaccuracy of any of these assumptions on the opinions express herein.

     Subject to the foregoing assumptions, and the qualifications and exceptions set forth below, we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Louisiana.

     2. When the Board of Directors of the Company and/or the Stock Purchase Plan Committee thereof (as defined in the Resolutions) have fixed the price at which the Shares are to be sold by the Company in dollars, upon the issuance and sale of the Shares by the Company pursuant to the terms of the Plan and any Request for Waiver (as defined in the Plan) and upon receipt by the Company of the consideration described in the Plan and any Request for Waiver, such Shares will be duly authorized, validly issued, fully paid and nonassessable.

     The opinions set forth above are subject to the following qualifications and exceptions:

     (1) This Opinion is rendered solely as to matters of Louisiana law, and we do not purport to express any opinion herein concerning any law other than the laws of the State of Louisiana. We are not opining as to any federal or state securities laws, federal or state tax laws, employment laws or laws of the United States of America. To the extent, if any, that the laws of any jurisdiction other than the State of Louisiana may be applicable to any of the transactions or documents referred to herein, we express no opinion with respect to any such laws or their effect on any of the transactions or documents.

     (2) Our Opinions are limited to the specific issues addressed herein and are limited in all respects to laws and facts existing on the date of this letter. We undertake no responsibility to advise you of any changes in the law or the facts after the date hereof that would alter the scope or substance of the opinions expressed herein.

     (3) We express no opinion as to any shares purchased with consideration paid by a note, secured or unsecured, or by uncertified check until such note or check has been paid in full.
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June 28, 2000
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     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to this opinion therein under "Validity of the Securities."

                              Very truly yours,

                              SHER GARNER CAHILL RICHTER
                              KLEIN McALISTER & HILBERT, L.L.C.